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                                                                EXHIBIT (a)(8)


                       Establishment and Designation of
            One Additional Series of Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
         (formerly Pacific Investment Management Institutional Trust)

     RESOLVED, pursuant to Section 5.12(a) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended ("Declaration"), the shares of beneficial interest of the Trust shall be divided into one additional separate Series, designated the "PIMCO Loan Obligation Fund" (the "Fund").

     FURTHER RESOLVED, that the Fund shall have the following special and relative rights:

     1. The Fund shall be authorized to invest in cash, securities, instruments and other property as described from time to time in the offering materials of the Fund ("Eligible Fund Instruments"). Each share of beneficial interest of the Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund, and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

     2. Shares of the Fund shall be subject to such selling restrictions, restrictions as to transfer or other terms as shall be established by the Trustees and described in the offering materials for the Fund.

     3. The Portfolio may pursue its investment objective directly by investment in Eligible Fund Instruments or indirectly by investment in one or more underlying investment vehicles or funds that in turn invest in Eligible Fund Instruments and whose shares may be offered to other parties as well as to the Portfolio.

     4. Shareholders of the Fund shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), the rules thereunder, and the offering materials of the Fund, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Series entitled to vote on the matter is required.
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     5.  The assets and liabilities of the Trust shall be allocated among the
Series of the Trust as set forth in Section 5.11 of the Declaration, except that only the preexisting Series shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing the Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter, or such earlier date as is required by applicable law, rule or accounting standard or principle.

     6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund hereby created, or to otherwise change the special and relative rights of the Fund, provided that such change shall not adversely affect the rights of the Shareholders of the Fund.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument the 25th day of May, 1999.



                                             ___________________________
                                             Guilford C. Babcock


                                             ___________________________
                                             R. Wesley Burns


                                             ___________________________
                                             Vern O. Curtis


                                             ___________________________
                                             Brent R. Harris


                                             ___________________________
                                             Thomas P. Kemp


                                             ___________________________
                                             William J. Popejoy

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